UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 16, 2025

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	The NASDAQ Stock Market LLC
Securities registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
0% Convertible Senior Notes due 2031
On September 16, 2025, Astronics Corporation (the “Company”) issued $225.0 million aggregate principal amount of 0% Convertible Senior Notes due 2031 (the “Notes”). Pursuant to the purchase agreement between the Company and the initial purchasers of the Notes, the Company granted the initial purchasers an option to purchase, for settlement within a 13-day period beginning on, and including, the first date the Notes were issued, up to an additional $15.0 million aggregate principal amount of the Notes. The Notes issued on September 16, 2025 include $15.0 million aggregate principal amount of the Notes issued pursuant to the full exercise by the initial purchasers of such option on September 11, 2025.
Use of Proceeds
The Company’s net proceeds from this offering were approximately $216.7 million, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses. The Company used approximately (i) $26.9 million of the net proceeds from the offering to pay the cost of the capped call transactions (as described below) and (ii) $189.8 million of the net proceeds, together with approximately $85.0 million of borrowings under its ABL Revolving Credit Facility and approximately $11.0 million of cash on hand, to repurchase approximately $132.0 million aggregate principal amount of its 5.500% Convertible Senior Notes due 2030 (the “2030 notes”). The Company intends to use the remaining net proceeds for general corporate purposes, including the repayment of borrowings under its ABL Revolving Credit Facility.
Indenture
The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of September 16, 2025, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).
The Notes will mature on January 15, 2031, unless earlier converted, redeemed or repurchased. The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes are the Company’s senior unsecured obligations and are (i) equal in right of payment with the Company’s existing and future senior unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; (iii) effectively subordinated to the Company’s existing and future secured indebtedness, to the extent of the value of the collateral securing that indebtedness; and (iv) structurally subordinated to all existing and future indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.
Prior to the close of business on the business day immediately preceding October 15, 2030, noteholders will have the right to convert their Notes only upon the occurrence of certain events. On or after October 15, 2030, noteholders may convert all or any portion of their Notes at any time at their election until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will satisfy its conversion obligations by paying cash up to the aggregate principal amount of the Notes to be converted and paying and/or delivering, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The initial conversion rate for the Notes is 18.2243 shares of common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $54.8718 per share of common stock), which represents an approximately 25% conversion premium over the reference price of $43.8974 per share of the Company’s common stock, which was the volume-weighted average price of the Company’s common stock on September 10, 2025 (the “Reference Price”). The conversion rate (and accordingly the conversion price) is subject to adjustment upon the occurrence of certain events. In addition, upon certain corporate events or upon a notice of redemption (as described below), the Company will, under certain circumstances, increase the conversion rate for noteholders who convert Notes in connection with such a corporate event or convert their Notes called (or deemed called) for redemption during the related redemption period, as the case may be.
The Notes will not be redeemable before January 22, 2029. The Notes will be redeemable, in whole or in part, for cash at the Company’s option at any time, and from time to time, on or after January 22, 2029 and prior to the 51st scheduled trading day immediately preceding the maturity date, if (1) the Notes are “freely tradable” (as defined in the Indenture), and certain accrued and unpaid Special Interest (as defined in the Indenture), if any, has been paid in full, as of the first Special Interest payment date occurring on or before the date the Company sends such notice and (2) the last reported sale price per share of the Company’s common stock has been at least 130% of the conversion price for a specified period of time. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid Special Interest, if any, to, but excluding, the redemption date.
If a Fundamental Change (as defined in the Indenture) occurs, then, subject to limited exceptions, noteholders may require the Company to repurchase their Notes for cash. The repurchase price will be equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid Special Interest, if any, to, but excluding, the applicable repurchase date. The definition of Fundamental Change includes certain business combination transactions involving the Company and certain de-listing events with respect to the common stock.
The Indenture contains customary provisions relating to the occurrence of “Events of Default” (as defined in the Indenture), which include the following: (i) certain payment defaults on the Notes (which, in the case of a default in the payment of Special Interest on the Notes, will be subject to a 30-day cure period); (ii) the Company’s failure to send certain notices under the Indenture within specified periods of time; (iii) the Company’s failure to comply with certain covenants in the Indenture relating to the Company’s ability to consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries, taken as a whole, to another person; (iv) a default by the Company in its other agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture; (v) certain defaults by the Company or any of its significant subsidiaries with respect to indebtedness for money borrowed in excess of $20,000,000; (vi) the failure of the Company or any of its significant subsidiaries to pay a final judgment or judgments in excess of $20,000,000 within certain specified time periods; and (vii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries.
If an Event of Default involving bankruptcy, insolvency or reorganization with respect to the Company (and not solely with respect to a significant subsidiary of the Company) occurs, then the principal amount of, and accrued and unpaid Special Interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other Event of Default occurs and is continuing, then, the Trustee, by notice to the Company, or noteholders of at least 25% aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare 100% of the principal of, and accrued and unpaid Special Interest, if any, on all of the Notes then outstanding to become due and payable immediately. However, notwithstanding the foregoing, the Company may elect, at its option, that the sole remedy for an Event of Default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right of the noteholders to receive Special Interest on the Notes during the first 180 days after the occurrence of such Event of Default at a rate per annum equal to 0.25% on the principal amount of the Notes and, thereafter, at a rate per annum equal to 0.50% on the principal amount of the Notes.
The above description of the Indenture and the Notes is a summary and is not complete. A copy of the Indenture and the form of the Notes are filed as exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K, and the above summary is qualified by reference to the terms of the Indenture and the Notes set forth in such exhibits.
Capped Call Transactions
On September 10, 2025, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with an affiliate of one or more of the initial purchasers and certain other financial institutions (the “Option Counterparties”). In addition, on September 11, 2025, in connection with the initial purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions are generally expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the capped call transactions is initially approximately $83.4051 per share of the Company’s common stock, representing a premium of approximately 90% above the Reference Price, and is subject to certain adjustments under the terms of the capped call transactions.
The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the noteholders’ rights. Noteholders will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full text of the form of the capped call confirmation relating to the Capped Call Transactions, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.
The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The Notes were issued to the initial purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the initial purchasers to persons reasonably believed to be “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company with its security holders where no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of common stock. Initially, a maximum of 5,125,568 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 22.7803 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.
Neither the Notes nor the underlying common stock (if conversions of the Notes are settled through delivery of common stock) have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Item 7.01 Regulation FD Disclosure.
On September 16, the Company issued a press release announcing the closing of the Notes offering. A copy of the press release is furnished hereto as Exhibit 99.2 to this Current Report on Form 8-K.
The information in this Item 7.01, including Exhibit 99.2, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act’), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent expressly set forth by specific reference in such filings.

Item 8.01 Other Events.
On September 11, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
4.1	Indenture, dated as of September 16, 2025, between Astronics Corporation and U.S. Bank Trust Company, National Association, as Trustee
4.2	Form of 0% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Capped Call Confirmation
99.1	Press Release of Astronics Corporation, dated September 11, 2025
99.2	Press Release of Astronics Corporation, dated September 16, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Date:	September 16, 2025	By:	/s/ Nancy L. Hedges
Nancy L. Hedges
Vice President and Chief Financial Officer